EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-135515) on Form S-8 of Omega Flex, Inc. of our report dated March 9, 2011, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Omega Flex, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

MCGLADREY & PULLEN, LLP

Boston, Massachusetts
March 9, 2011